Exhibit 10.22


                          Shannon International, Inc.
          -------------------------------------------------------------
          Suite 100 238A Brownlow Avenue Dartmouth Nova Scotia B3B 2B4
                        P. 902.481.7225 F. 902.581.7224




                                LETTER AGREEMENT





 September 22, 2006


 888 - 888 Dunsmuir Street
 Vancouver, British Columbia
 V6C 3K4

 Attention: Art Brown, CEO

 Dear Sirs:

     Re: Sale by Shannon International Inc. ("Shannon") of 50% working interest (the "Interest") in its rights, title and interest in Prince Edward Island Oil & Gas Permits Numbered 02-01, 04-01 and 04-04 (collectively the "Permits") and certain seismic data to

 Further to our discussions, this letter sets forth our understanding of the terms and conditions under which Shannon shall sell and transfer to Maxim a working interest represented by the Interest in the above described Permits and seismic data described herein.

1.   Definitions

     In this letter (this "Agreement"):

     a)   "Closing" means the date hereof;

     b)   "Effective Date" means September 25, 2006; and

     c) "Seaview Well" means the well known in PEI as Shannon et al Seaview No.1, which was drilled under the terms of the Joint Operating Agreement dated October 22, 2001 between Rally, Shannon et al.

2.   Sale of Interest

     Subject to the terms and conditions of this Agreement and Schedule "A" attached hereto and incorporated herein, Shannon hereby agrees to sell, assign, transfer and convey to Maxim as of the Effective Date, the Interest.

3.   Purchase Price

     At or prior to the Closing Time, Maxim shall have delivered to Shannon the final $50,000 CDN in addition to the $270,000 that is owed to Maxim by Shannon which amount is herein to be acknowledged as finalized and settled.



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4.   Closing

     Closing shall take place by the execution of this Agreement and return to the offices of Shannon by telecopy at 902-405-3572 which fax shall be binding. Each party hereto shall bear its own costs in connection with this Agreement and the matters contemplated herein and neither party hereto shall have any liability to the other under this Agreement.

5.   Abandonment Liability

     Maxim assumes and acknowledges its share of the costs including any decommissioning and abandonment costs incurred in any respect to the Seaview Well from the Effective Date forward.

6.   Other Provisions

     a) This Agreement shall be governed by, construed, interpreted and enforced in accordance with the laws of Nova Scotia, Canada to the exclusion of any conflicts of law rules which would refer the matter to the laws of another jurisdiction. The parties attorn thereto.

     b)   Time shall in all respects be of the essence hereof.

     c)   This Agreement is not transferable.

     d) This Agreement may be executed in any number of counterparts, including those delivered by facsimile, and all such counterparts when taken together shall constitute one and the same agreement. A party hereto delivering an executed counterpart by facsimile shall deliver the original thereof to the other party hereof by overnight courier.

 Please confirm your agreement to the terms hereof by signing in the space provided below and faxing it back to us.

 Yours truly,

 SHANNON INTERNATIONAL INC.

 J. William Clements
 -------------------
 President

 JWC/

AGREED AND ACCEPTED this 22nd day of September, 2006.
MAXIM RESOURCES INC.
BY: ART BROWN, PRESIDENT


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SCHEDULE "A" - TERMS

     Working interest:
     -----------------

o    Working Interest (WI): Pay below to earn 50 %.

o    Maxim WI             50% =         $ 320,000

              o            Less advance   270,000
                                        ---------

              o            Balance      $  50,000   of cash call
                                        =========

o    Payout:                      50% of net cash flow

o    Maxim cash call:             50% hereafter or dilution of interest pro rata

o    Working Interest earned:     50%


     Sale of Permits:
     ----------------

In the event of sale of permits by Shannon $50,000 is paid back first postponed by Shear Wind and Quadrangle to the deadline as extended resulting that if property sold:

o First $50,000 to Maxim (or by guarantee of Quadrangle in lieu of postponement that in the event of a sale which is deficient i.e. not enough to payout obligations of Shear Wind plus $50,000 - Quadrangle shall be obligated to Maxim).

     o Pay out Shear Wind of $250,000 and any commission per standstill agreement.

     o Balance to pay out Maxim $270,000 in cash & equivalent secured by shares in purchaser or otherwise.

Finders fees may be payable by Shannon from the gross.



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